                            STOCKHOLDERS AGREEMENT


    This Stockholders Agreement ("Agreement") is entered into on this 31st day of July, 1997, among Franklin Plastics, Inc., a Delaware corporation (the "Company"), Suiza Foods Corporation, a Delaware corporation ("Suiza"), Peter
M. Bernon and Alan J. Bernon (collectively, the "Purchasers"). Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to them in part 11 of this Agreement.

                                  RECITALS:

    Suiza has entered into a Stock Purchase Agreement (the "Purchase Agreement") dated as of June 20, 1997 and amended as of July 30, 1997, providing, among other things, for the purchase by Suiza from certain sellers named therein, including the Purchasers, of all of the shares of outstanding common stock and limited liability company interests of the Plastics Companies, as that term is defined in the Purchase Agreement (the "Plastic Interests").

    Suiza desires to contribute all of the Plastic Interests to the Company in exchange for (i) a Senior Note in the original principal amount of $71,500,000 and in substantially the form of EXHIBIT A (the "Senior Note"),
(ii) a Mezzanine Note in the original principal amount of $32,500,000 and in substantially the form of EXHIBIT B (the "Mezzanine Note"), (iii) 21,667 shares of Series A Preferred Stock, and (iv) 433,049 shares of the Common Stock.

    The Purchasers desire to purchase from the Company certain Common Stock Purchase Warrants in substantially the form of EXHIBIT C (the "Warrants"), providing for the right to purchase an aggregate of 91,880 shares of Common Stock for $10.00 per share.

    This is one of the Plastics Documents referred to in the Purchase Agreement. The execution and delivery of this Agreement is a closing condition to the obligations of Suiza and the Purchasers to effect the transactions contemplated by the Purchase Agreement.

The parties hereto agree as follows:

                 1.  AUTHORIZATION AND SALE OF SECURITIES.

    1A. AUTHORIZATION. The Company has, or before the Closing, will have duly authorized the issuance and sale, pursuant to the terms of this Agreement, of (i) the Senior Note, (ii) the Mezzanine Note, (iii) 21,667 shares of its Series A Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation of Series A Redeemable Preferred Stock in substantially the form attached as EXHIBIT D (the "Certificate of Designation"), (iv) 433,049 shares of Common Stock, and (v) Warrants for the purchase of an aggregate of 91,880 shares of Common Stock. The Company has, or before Closing will have, adopted and filed the Certificate of Designation with the Secretary of State of the State of Delaware. The shares of Common Stock issued or issuable upon the exercise of the Warrants are referred to as the "Warrant Shares." The shares of Common Stock and the shares of Series A

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Preferred Stock being issued to Suiza under this Agreement are referred to collectively as the "Suiza Shares." The Senior Note, the Mezzanine Note, the Suiza Shares and the Warrants are referred to collectively as the "Securities."

    1B. SALE OF SECURITIES TO SUIZA. Subject to the terms and conditions of this Agreement, at the Closing, the Company will issue and sell to Suiza, and Suiza will purchase, the Senior Note, the Mezzanine Note, and the Suiza Shares in exchange for the Plastics Interests.

    1C. SALE OF WARRANTS. Subject to the terms and conditions of this Agreement, at the Closing, the Company will issue and sell to each of the Purchasers, and each of the Purchasers will purchase, Warrants entitling each such Purchaser to purchase the number of Warrant Shares set forth opposite such Purchaser's name on EXHIBIT E attached hereto, for the purchase price of $4.17 per underlying Warrant Share.

                                2.  THE CLOSING.

    The closing of the issuance, sale and purchase of the Securities under this Agreement (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of the conditions to the Closing set forth in part 4, at the same location as that of the closing under the Purchase Agreement, or at such other location or such other time as the Company, Suiza and the Purchasers may agree. At the Closing, (i) the Company shall deliver to Suiza
(a) the Senior Note, (b) the Mezzanine Note, (c) a certificate representing the number of shares of Series A Preferred Stock being issued to Suiza, registered in the name of Suiza, and (d) a certificate representing the number of shares of Common Stock being issued to Suiza, registered in the name of Suiza, (ii) Suiza will deliver to the Company certificates representing the Plastics Interests, endorsed for transfer to the Company, and (iii) the Company shall deliver to each Purchaser a Warrant, to purchase the number of Warrant Shares set forth opposite such Purchaser's name on EXHIBIT E, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company.

                       3.  REPRESENTATIONS AND WARRANTIES.

    3A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Suiza and the Purchasers as follows:

         (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated in this Agreement. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         (ii) The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated herein, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and upon due execution and delivery, the Senior Note, the Mezzanine Note and the Warrants will represent the valid and binding obligations of the Company upon payment of the applicable purchase price therefore to the Company. The execution, delivery and performance of the transactions contemplated in this Agreement and compliance with its provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or Bylaws (each as amended and currently in effect) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

         (iii) Immediately prior to the Closing, the authorized capital stock of the Company shall consist of 5,000,000 shares of Common Stock, of which only 100 shares shall be issued, and outstanding and owned by Suiza, and 1,000,000 shares of Preferred Stock, none of which shares shall be issued and outstanding.

         (iv) The issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company. The Suiza Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable.

         (v) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the transactions to be consummated at the Closing as contemplated in this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

         (vi) Since its formation and as of the date hereof, the Company has no material assets or liabilities, except as otherwise contemplated by this Agreement and the Purchase Agreement.

    3B. REPRESENTATIONS AND WARRANTIES OF SUIZA. Suiza hereby represents and warrants to the Company and the Purchasers as follows:

         (i) Suiza is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated in this Agreement. Suiza is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         (ii) The execution delivery and performance by Suiza of this Agreement, and the consummation by Suiza of the transactions contemplated herein, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Suiza and constitutes the valid and binding obligation of Suiza enforceable against Suiza in accordance with its terms.

         (iii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Suiza in connection with the execution and delivery of this Agreement, or the transactions to be consummated at the Closing as contemplated in this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing.

    3C. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers severally represents and warrants to the Company and Suiza as follows:

         (i) Such Purchaser is acquiring the Warrants for his own account for investment and not with a view to, or for sale or resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated in this Agreement, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
    Such Purchaser acknowledges the restrictions on transfer of the Warrants and the Warrant Shares set forth in this Agreement.

         (ii) Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

         (iii) Such Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

         (iv) Such Purchaser acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Warrants and the Warrant Shares.

         (v) Such Purchaser understands that the Warrants and the Warrant Shares will be "restricted securities" pursuant to Rule 144 under the Securities Act inasmuch as they are being acquired from the Company or an Affiliate of the Company in a transaction not involving a public offering, and that such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                            4.  CONDITIONS TO CLOSING.

    4A. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The respective obligations of the parties to effect the transactions contemplated herein are subject to the satisfaction, on or prior to the Closing, of the following conditions:

         (i) The closing under the Purchase Agreement shall have been consummated.

         (ii) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or other public or private third party, the failure of which to obtain would have a material adverse effect on the Company, shall have been filed, occurred or been obtained.

         (iii) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated herein shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

    4B. CONDITIONS OF OBLIGATIONS OF THE COMPANY AND SUIZA. The obligation of the Company and Suiza to effect the transactions contemplated herein is subject to the satisfaction of the following conditions, on or prior to the Closing, unless waived by the Company and Suiza:

         (i) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the Closing as though made on and as of the Closing.

         (ii) The Purchasers shall have performed in all material respects all of their respective obligations required to be performed by them under this Agreement at or prior to the Closing.

         (iii) The Purchasers shall have delivered all of the items set forth in part 2.

    4C. CONDITIONS OF OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to effect the transactions contemplated herein is subject to the satisfaction of the following conditions, on or prior to the Closing, unless waived by such Purchaser:

         (i) The representations and warranties of the Company and Suiza contained herein shall be true and correct in all material respects as of the Closing as though made on and as of the Closing.

         (ii) The Company and Suiza shall have performed in all material respects all of their respective obligations required to be performed by them under this Agreement at or prior to the Closing.

         (iii) The Company and Suiza shall have delivered all of the items set forth in part 2.

                            5.  PURCHASE OF WARRANTS.

    5A. RIGHT TO PUT WARRANTS. For a period of 15 calendar days commencing on April 1 of each year beginning on April 1, 2002 (each, a "Put Exercise Period"), each Purchaser shall have the right and option (the "Put Option") to sell to Suiza and to require Suiza to purchase from such Purchaser, at the Put Price, all of such holder's right, title and interest in the Warrants held by such Purchaser and his Permitted Transferees.

    5B. RIGHT TO CALL WARRANTS. For a period of 15 calendar days commencing on March 15 of each year beginning on March 15, 2004 (each a "Call Exercise Period"), Suiza shall have the right and option (the "Call Option") to purchase from the holders of the Warrants and to require such holders to sell, at the Call Price, all of such holder's right, title and interest in the Warrants held by such holder.

    5C. CHANGE IN CONTROL PUT. For a period commencing on the date that there has been a change in control of Suiza and ending 15 calendar days after all holders of Warrants receive notice that there has been a change in control of Suiza (the "Change in Control Put Period"), each Purchaser shall have the right and option (the "Change in Control Option") to sell to Suiza and to require Suiza to purchase from such Purchaser and his Permitted Transferees, at the Call Price, all of such holder's right, title and interest in the Warrants held by such Purchaser and his Permitted Transferees. For purposes of this paragraph 5C, a change in control of Suiza shall be deemed to occur when (i) Suiza shall have been merged or consolidated with or into another corporation, shall have sold, leased or otherwise disposed of all or substantially all of its assets, and as the result thereof the stockholders of Suiza shall own less than 50% of the common stock of the surviving corporation after such transaction, (ii) the stockholders of Suiza shall have adopted a plan of liquidation, or (iii) any corporation, person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of Suiza representing more than 50% of the total number of votes eligible to be cast at any election of directors of Suiza. Suiza shall give the Purchasers 15 calendar days prior notice of any anticipated change of control of Suiza pursuant to clauses (i) and (ii) above and, to the extent practicable clause,
(iii) above and shall give the Purchasers prompt notice of the actual occurrence of a change of control.

    5D. NOTICE. To exercise the Put Option, a Purchaser shall give Suiza written notice during the Put Exercise Period (the "Put Notice") and shall specify in such notice the number of Warrant Shares underlying the Warrants held by such Purchaser and his Permitted Transferees and may specify in such notice a proposed date of sale. To exercise the Call Option, Suiza shall give each record holder of the Warrants written notice during the Call Exercise Period (the "Call Notice"), and may specify in such notice a proposed date of sale. To exercise the Change in Control Option, a Purchaser shall give Suiza written notice during the Change in Control Exercise Period (the "Change in Control Notice") and shall specify in such notice the number of Warrant Shares underlying the Warrants held by such Purchaser and his Permitted Transferees and may specify in such notice a proposed date of sale. The closing of any purchase of the Warrants pursuant to paragraphs 5A, 5B or 5C shall take place at the offices of Suiza at 10:00 a.m., Dallas, Texas time, on a Business Day (the "Warrant Closing Date") which shall not be later than the latest to occur of (i) the date specified in the Put Notice, the Call Notice or the Change in Control Notice, as the case may be (which shall not be less than 15 Business Days after the date of the Put Notice, the Call Notice or the Change in Control Notice), and (ii) the date 15 Business Days after a final determination of the Put Price or the Call Price, as the case may be.

    5E. PAYMENT. On or prior to the Warrant Closing Date, Suiza shall deliver to each holder of the Warrants being purchased an amount equal to the aggregate Put Price or Call Price, as the case may be, for the Warrants being purchased from such holder by wire transfer of immediately available funds to any account specified in writing, at least two Business Days prior to the Warrant Closing Date, by such holder to Suiza. At its sole option, Suiza may make payment to any holder of Warrants pursuant to this paragraph 5E by tendering to the holder of the Warrants being purchased shares of Suiza Common Stock having an aggregate Market Value Per Share that is not greater than the aggregate Put Price or Call Price for the Warrants being purchased and by paying any remaining amount of the Put Price or Call Price in cash, as provided above.

    5F. RESTRICTIONS ON PAYMENTS. In the event that Suiza is restricted from paying the holders of the Warrants any or all of the Put Price pursuant to paragraph 5A or the Call Price pursuant to paragraph 5C, as the case may be, because of the provisions contained in any agreement or instrument, the obligation to purchase the Warrants shall remain an obligation of Suiza and shall be performed as soon as the payment thereof is allowed under such agreement or instrument. If Suiza is so prohibited, it shall, to the extent permitted by any such agreement or instrument, if requested by any holder of the Warrants, make payment to such holder by tendering shares of Suiza Common Stock having an aggregate Market Value Per Share that is not greater than the aggregate Put Price or Call Price for the Warrants being purchased. Suiza may not exercise its right to purchase the Warrants under paragraph 5B unless it is able to pay the holders of the Warrants the entire Call Price or unless it elects to issue Suiza Common Stock pursuant to paragraph 5E.

    5G. DELIVERY OF CERTIFICATES: REISSUANCE. Upon the timely receipt of the Put Price or the Call Price, as the case may be, for Warrants sold to Suiza pursuant to paragraphs 5A, 5B or 5C, the holder thereof shall forward, on or prior to the Warrant Closing Date, the Warrants so sold to Suiza, free and clear of any liens or other encumbrances of any kind, other than security interests of third party creditors of the Company or Suiza.

                             6.  VOTING PROVISIONS.

    6A. COMPOSITION OF BOARD OF DIRECTORS. Suiza and the Purchasers agree that in any election of directors of the Company, they shall vote all shares of capital stock of the Company owned or controlled by them, including the Warrant Shares issuable upon exercise of the Warrants, to elect a Board of Directors comprising not less than three directors designated as follows:

         (i) one director shall be designated by the holders of a majority of the Warrant Shares, assuming full exercise of each of the Warrants (the "Purchaser Director"); and

         (ii) the remaining directors shall be designated by Suiza (each a "Suiza Director").

Until notice is given to the contrary, the Purchaser Director shall be Peter
M. Bernon and the Suiza Directors shall be Gregg L. Engles and Tracy L. Noll. The obligation to vote shares in accordance with this paragraph 6A shall be specifically applicable to and enforceable against any transferees of the parties hereto.

    6B. VACANCIES; REMOVAL. In the event of any vacancy in the Board of Directors, each of the Purchasers and Suiza agree to vote all Warrant Shares and shares of Common Stock owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the Board of Directors of the Company will include directors designated as provided in paragraph 6A. Each of the Purchasers and Suiza agree to vote all Warrant Shares and shares of Common Stock owned or controlled by them for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed, signed by the holders of a majority of the Warrant Shares, assuming full exercise of the Warrants, in the case of a Purchaser Director, or by Suiza, in the case of the Suiza Director. Each of the parties agrees to use its best efforts to cause designees to be elected to the Board of Directors as provided in paragraph 6A.

         7.  PROVISIONS RELATING TO TRANSFERS OF COMPANY SECURITIES.

    7A.  GENERAL RESTRICTIONS ON TRANSFER OF SECURITIES.

         (i) For purposes of this Agreement, "Restricted Securities" are the Warrants, Warrant Shares and other Equity Securities of the Company now owned or subsequently acquired by any Purchaser, a Permitted Transferee or Suiza. During the term of this Agreement, none of the Restricted Securities may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "transfer") except in a "Permitted Transfer" (as defined below).

         (ii) Any attempted transfer of Restricted Securities other than in accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of Restricted Securities pursuant to any such transfer.

         (iii) The following transfers by any holder other than Suiza of Restricted Securities may be made free of the restrictions: (a) an individual holder of Restricted Securities may transfer any or all of the Restricted Securities owned by him to his spouse or children, or to trusts established for the benefit of his spouse or children, provided that (1) the transferor Purchaser retains all rights to consent to any action hereunder, including the right to amend this Agreement, (2) the transferee grants to the transferor an irrevocable proxy coupled with an interest to vote all of the Restricted Securities so transferred and (3) the transferee agrees to be bound by the provisions of this Agreement; (b) a holder may sell Warrants to Suiza pursuant to part 5 of this Agreement; and (c) a holder may transfer Warrants to the underwriters of a Qualified Public Offering.

         (iv) The following transfers by Suiza of Restricted Securities may be made free of the restrictions: (a) sales allowed under paragraph 7B; (b) Suiza may transfer any of the Suiza Shares to the underwriters of an underwritten public offering involving the securities of the Company; (c) a bona fide pledge of any of the Suiza Shares in connection with any third party financing provided to Suiza or the Company and (d) transfers which in the aggregate do not exceed 5% of the Suiza Shares.

         (v) Each of transfers in paragraphs 7A(iii) and 7A(iv) are referred to herein as a "Permitted Transfer."

    7B.  CO-SALE - SALES BY SUIZA.

         (i) Whenever and as often as Suiza desires to sell any shares of Common Stock pursuant to a bona fide written offer to purchase such shares (but excluding any offers not exceeding in the aggregate for all such offers 5% of the Suiza Shares), Suiza shall give written notice (the "Sale Notice," for purposes of this paragraph 7B) to the Purchasers to such effect, enclosing a copy of such offer and specifying the number of shares of Common Stock that Suiza desires to sell, the name of the Person or Persons to whom Suiza desires to make such sale and the consideration per share of Common Stock that has been offered in connection with such offer. Upon receipt of the Sale Notice, each Purchaser shall have the right, at such Purchaser's option, to participate in the sale to the prospective purchaser pursuant to paragraph 7B(ii).

         (ii) Suiza will use best efforts to arrange for the sale to the prospective purchaser of the number of shares of Common Stock of each Purchaser or his Permitted Transferees that bears the same proportion to the total number of shares of Common Stock (including Warrant Shares purchasable upon exercise of Warrants) owned by such Purchaser and his Permitted Transferees as the number of shares of Common Stock being sold by Suiza bears to the total number of shares of Common Stock owned by Suiza, at the purchase price per share and on the terms and conditions specified in the Sale Notice. If the prospective purchaser will not purchase all the shares of Common Stock that Suiza and the Purchasers and their Permitted Transferees wish to sell pursuant to this paragraph 7B(ii), the number of shares of Common Stock that Suiza and the Purchasers and their Permitted Transferees shall be entitled to sell to such prospective purchaser shall be a number of shares equal to the number of shares of Common Stock that the prospective purchaser desires to purchase times a fraction, the numerator of which is the number of shares of Common Stock beneficially owned by Suiza or each selling Purchaser and its Permitted Transferees, as appropriate, and the denominator of which is the Outstanding Common Stock.

         (iii) A Purchaser may exercise his right to participate in the sale to the prospective purchaser pursuant to paragraph 7B(ii) by giving written notice of exercise to Suiza within ten Business Days after receipt of the Sale Notice.

         (iv) The Purchasers acknowledge that their right to participate in a sale to the prospective purchaser pursuant to paragraph 7B(ii) does not apply to any bona fide pledge by Suiza of any Common Stock in connection with any third party financing provided to Suiza or the Company, or the sale or other transfer by such third party of any of such shares.

    7C. PURCHASERS OR TRANSFEREES OF RESTRICTED STOCK. Except as otherwise specifically provided herein, any Permitted Transferee or other Person who shall acquire any shares of Restricted Stock shall have all of the rights and be bound by all the terms and conditions of this Agreement to the same extent as the parties hereto and, prior to registration of the transfer of any such securities on the books of the Company, any Purchaser or other transferee shall execute an agreement with the parties hereto agreeing to be bound hereby.

                             8.  PREEMPTIVE RIGHTS.

    If, prior to a Qualified Public Offering, the Company shall issue any Equity Securities, each Purchaser shall be entitled to purchase the portion of such Equity Securities to be issued necessary in order that the aggregate shares of Common Stock held by such Purchaser and his Permitted Transferees constitute the same percentage of the Outstanding Common Stock after the issuance of such Equity Securities as before the issuance thereof; PROVIDED, HOWEVER, that such preemptive right shall not apply to (a) issuances of Common Stock or Equity Securities (1) pursuant to or in connection with a Qualified Public Offering or (2) pursuant to an Approved Plan, (b) issuances to third parties as consideration for acquisitions by the Company, (c) issuances of Common Stock or Equity Securities upon the conversion, exercise or exchange of Equity Securities to which the preemptive right was applicable
(d) issuances of Common Stock or Equity Securities in connection with an exercise of the preemptive rights granted hereunder, (e) issuances of Warrant Shares upon exercise of Warrants, or (f) issuances of Equity Securities contemplated in this Agreement. The price of Equity Securities that each Purchaser becomes entitled to purchase by reason hereof shall be the same price at which such Equity Securities are offered to others. If such Equity Securities are being offered in combination with any other Equity Securities that are not Common Stock or convertible into Common Stock, each Purchaser electing to exercise his preemptive right hereunder must also purchase such other Equity Securities in the same proportion as such other Equity Securities are being purchased by others. A Purchaser may exercise his right under this paragraph 8 to purchase Equity Securities by paying the purchase price therefor at the principal office of the Company at the same time as the purchase price is paid by others in connection with the issuance giving rise to the rights granted hereunder. The Company shall give the Purchasers notice of any such issuance (which notice by the Company shall be given at least 35 calendar days before the issuance of the Equity Securities) stating the number or amount of Equity Securities (including the other Equity Securities, if any) it intends to issue, the price and characteristics thereof and the date payment therefor must be made. The Purchaser shall pay such purchase price by wire transfer of immediately available funds, to the extent such purchase price is cash. A Purchaser's contractual preemptive rights hereunder shall be deemed to be exercised immediately prior to the close of business on the day of payment of the purchase price in accordance with the foregoing provisions, and at such time such Purchaser shall be treated for all purposes as the record holder of the Equity Securities. As promptly as practicable (and in any event within ten calendar days) after the purchase date, the Company shall issue and deliver at its principal office a certificate or certificates for the number of full shares or amount, whichever is applicable, of Equity Securities, together with cash for any fraction of a share or portion of an Equity Security at the purchase price to which the Purchaser is entitled hereunder.

                            9.  REGISTRATION RIGHTS.

    9A. REGISTRABLE SHARES. As used in this part 9, the term "Registrable Stock" shall mean all Warrant Shares issued or issuable as a result of exercise of the Warrants held by a Purchaser or his Permitted Transferee.
For purposes of this part 9, the Warrant Shares to be issued upon exercise of the Warrants are deemed to be issued.

    9B.  REQUIRED REGISTRATION.  In the event that:

         (i) after the closing of a Qualified Public Offering, any of the Purchasers or their Permitted Transferees propose to dispose of at least the Minimum Number (as defined in paragraph 9C) of shares of Registrable Stock;

         (ii) at the time of such proposal the Company is not actively considering or pursuing a public offering of Equity Securities within 60 days (other than on Form S-8 or successor form); and

         (iii) in the opinion of counsel for the Company such disposition may not be effected pursuant to Rule 144 (other than pursuant to Rule 144(k)) in three months or less without registration of such shares under the Securities Act;

then the Purchasers may request the Company in writing to effect such registration, stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares. Upon receipt of such request of such proposed registration (the "Registration Request"), the Company will give prompt written notice (the "Registration Notice") to all other Persons owning Registrable Stock. The holder or holders of any shares of Registrable Stock shall have ten calendar days after receipt of such Registration Notice to request in writing (collectively, the "Additional Registration Requests") that the Company also register all or a portion of such holder's or holders' Registrable Stock by stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company will use its best efforts to effect promptly the registration under the Securities Act of (a) all shares of Registrable Stock specified in the Registration Request and the Additional Registration Requests, and (b) such other shares of Common Stock as may be required to be registered under other agreements of the Company with respect to registration rights covering securities of the Company.

    9C. MINIMUM NUMBER. The Minimum Number shall mean 30% of the Warrant Shares issuable or issued pursuant to the exercise of any and all Warrants; provided, however, if the number of Warrant Shares not previously sold pursuant to an effective registration statement or Rule 144 is less than 30%, then the Minimum Amount shall be all of the remaining Warrant Shares.

    9D.  LIMITATION ON REQUIRED REGISTRATIONS.

         (i) The Company shall not be required to effect more than two registrations pursuant to paragraph 9B.

         (ii) The Company shall not be required to effect more than one registration pursuant to paragraph 9B during any 12 month period.

         (iii) The Company shall not be required to cause a registration statement requested pursuant to paragraph 9B to become effective prior to 90 calendar days following the effective date of the most recent registration by the Company under the Securities Act (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Stock for sale to the public or in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans of the Company); PROVIDED, HOWEVER, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to paragraph 9B has been made prior to the expiration of such 90-day period.

         (iv) The Company shall not register securities for sale for its own account or for any other Person's account in any registration requested pursuant to paragraph 9B other than to the extent it is required to do so under registration rights outstanding at the date the Registration Request is actually received by the Company or unless permitted to do so by written consent of the holders of at least 50% of the Registrable Stock as to which registration has been requested in the Registration Request and the Additional Registration Requests pursuant to paragraph 9B.

    9E. INCIDENTAL REGISTRATION. If shares of Common Stock are proposed to be registered under the Securities Act (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Stock for sale to the public or in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans of the Company), the Company will each such time give written notice to the Purchasers of such event. Upon the written request of a Purchaser given within ten calendar days after receipt of any such notice (stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares), the Company will use its best efforts to cause promptly all such shares of Registrable Stock intended to be disposed of, the Purchasers shall have so requested registration thereof, to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such holder or holders of the shares so registered, subject to the limitations set forth in paragraph 9F.

    9F. LIMITATIONS ON INCIDENTAL REGISTRATION. If the Company gives notice pursuant to paragraph 9E for the purpose of permitting a disposition (either underwritten or otherwise) of securities of the Company, the Company shall have the right to exclude (i) all shares to be sold on behalf of selling shareholders if the Company's underwriters or financial advisors determine such exclusion is necessary or advisable to insure a successful offering of Company securities, and (ii) any shares to be sold on behalf of any shareholder who has twice previously registered shares of Common Stock pursuant to paragraph 9E. If the Company limits the number of (but does not exclude) shares sold by selling shareholders, the number of shares to be registered on behalf of any holder of Registrable Stock shall be determined by multiplying the number of shares of Registrable Stock such holder has requested be registered by a fraction, the numerator of which is the number of shares of selling shareholders to which the registration is limited, and the denominator of which is the number of shares of Common Stock validly requested to be included in such registration by all holders of Common Stock having registration rights.

    9G. DESIGNATION OF UNDERWRITER. The Company shall have the right to designate the managing underwriter for any public offering of the Company's securities effected through a registration under paragraph 9B; provided however, that such designation shall be subject to the approval of the holders of a majority of Registrable Stock being included in such offering, which approval shall not be unreasonably withheld.

    9H. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this part 9 to use its best efforts to effect promptly the registration of shares of Registrable Stock under the Securities Act, the Company will:

         (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as soon as practicable and remain effective as provided herein for a period of not less than six months except that the Company shall not be required to conduct any special audit and if such an audit would be required, the Company may delay such registration statement until such time as such special audit is no longer required;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares for a period of not less than six months;

         (iii) furnish to each prospective seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller; and

         (iv) use its best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States, as each prospective seller shall reasonably request, to enable such prospective seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller.

    Each prospective seller of Registrable Stock, and each underwriter designated by such seller, shall be required to furnish to the Company such information as the Company may reasonably require from such seller or underwriter for inclusion in the registration statement (and the prospectus included therein).

    Each Purchaser will notify the Company two Business Days prior to any sale of Registrable Stock pursuant to the registration statement by such Purchaser or his Permitted Transferee. If, upon receipt of such a notice, the Company certifies to such Purchaser in writing that (i) due to a change in circumstances or a pending transaction, the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the public disclosure required to correct such misstatement or omission would be injurious to the Company, then such Purchaser or Permitted Transferee will refrain from selling any shares pursuant to the registration statement for the period of time requested by the Company; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to such time period. The Company will use reasonable efforts to minimize the time period during which any holder of Registrable Stock is required to refrain from selling under this paragraph 9H, and notwithstanding anything to the contrary contained herein, the aggregate of such time periods will not exceed 180 calendar days during any 12 month period.

    9I. EXPENSES OF REGISTRATION. All expenses incurred in effecting any registration pursuant to this part 9 including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one counsel for the Purchasers, shall be borne by the Company, save and except the following which shall be borne by the holders of the securities registered pursuant to such registration, pro rata based upon the value of their securities so registered as compared to all securities so registered:

         (i) all fees and disbursements of any additional counsel for such holders;

         (ii) the cost of any special audit required by the Securities Act or the regulations thereunder as a result of the Company's obligation or election to maintain a registration statement current for six months pursuant to subparagraphs (i) and (ii) of paragraph 9H; and

         (iii) underwriting discounts and commissions.

    9J.  INDEMNIFICATION.

         (i) The Company agrees to indemnify each holder requesting or joining in a registration, each person or entity who controls such holder within the meaning of Section 15 of the Securities Act, and each underwriter and selling broker of the securities so registered, and their respective successors, against all claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and agrees to reimburse each such holder, each person or entity who controls such holder within the meaning of Section 15 of the Securities Act, and each such underwriter, and their respective successors, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if (and to the extent that) such statement or omission was made in reliance upon information (including, without limitation written negative responses to inquiries) furnished to the Company by an instrument duly executed by such holder or underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

         (ii) Each holder requesting or joining in a registration and each underwriter of the securities so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated or necessary to make the statements therein not misleading, and will reimburse the Company, as applicable, and each other person indemnified pursuant to this subparagraph (ii) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that this subparagraph (ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by such holder or underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

    9K. OPTION TO PURCHASE REGISTRABLE STOCK. For a period of 20 calendar days commencing on the date that the Company receives a request by the Purchasers to include Registrable Stock in a registration statement pursuant to this part 9, the Company shall have the right and option, in lieu of including such Registrable Stock in such registration, to purchase for cash from the holders of the Registrable Stock requested to be included in such registration and to require such holders to sell, at the Market Value Per Share, all of such Registrable Stock. In order to exercise its option to purchase Registrable Stock pursuant to this paragraph 9K, the

Company must give written notice to the Purchasers of such exercise (the "Purchase Notice") during such 20-day period. The closing of any purchase of Registrable Stock pursuant to this paragraph 9K shall take place at the offices of Suiza at 10:00 a.m., Dallas, Texas time, on a Business Day which shall be no earlier than 30 calendar days after the date of the Purchase Notice. If the Company exercises its option to purchase Registrable Stock under this paragraph 9K in lieu of a registration under paragraph 9B, upon the payment of the purchase price in cash for such Registrable Stock, the Company shall be considered as effecting one registration pursuant to paragraph 9B.

                           10.  POST-CLOSING COVENANTS.

    10A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Eligible Purchaser:

         (i) within 90 calendar days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of operations and of cash flows of the Company for such year, certified by a firm of certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles; and

         (ii) within 45 calendar days after the end of each fiscal quarter, an unaudited balance sheet of the Company as at the end of such quarter and unaudited statements of operations and of cash flows of the Company for such quarter and for the current fiscal year to the end of such quarter.

The foregoing financial statements shall be prepared on a consolidated basis; PROVIDED, HOWEVER, that for purposes of determining Excess Cash Flow and Net Income, the Company will be treated for tax purposes as an independent company and not as part of a consolidated group.

    10B. APPLICATION OF COMPANY CASH FLOW. To the extent permissible under applicable law and the third party credit facilities of the Company and Suiza for each quarter, all Excess Cash Flow will be applied by the Company as follows: (i) first, to accrued and unpaid dividends on the Series A Preferred Stock; (ii) second, to the repayment of principal of the Senior Note, until repaid in full; (iii) third, to the repayment of principal of the Mezzanine Note, until repaid in full; (iv) fourth, to the redemption or repurchase of the Series A Preferred Stock, as provided in the Certificate of Designation, until no shares of the Series A Preferred Stock are outstanding; and (v) fifth, to the holders of Common Stock, as dividends.

    10C. MANAGEMENT SERVICES BY SUIZA. The parties acknowledge that Suiza will be providing management services to the Company after the Closing, for which Suiza will receive management fees from the Company equal to its direct and indirect costs of providing such services. In connection therewith, Suiza and the Company will execute a management services agreement (or a similar agreement or series of agreements) reasonably acceptable to the Purchasers.

    10D. ACQUISITIONS BY SUIZA. Suiza agrees that it will not make an acquisition of any Person primarily engaged in the Company Business, except through the Company. Notwithstanding the foregoing, Suiza will not be required to contribute to the Company any of the existing operations of Suiza or the plastics operations of any future acquisitions whose primary business is not the Company Business. However, if Suiza determines to contribute any of its operations engaged in the Company Business to the Company, Suiza and the Purchasers will agree to the consideration to be received by Suiza from the Company for such operations prior to such contribution. In addition, Suiza will consult with the Purchasers prior to the sale by Suiza to a third party of any of its operations engaged in the Company Business.

    10E. ADDITIONAL FUNDING BY SUIZA. Suiza may, at its sole option, provide additional financing of up to $10,000,000 to the Company, but has no obligation to do so. If any future financing of the Company by Suiza is for working capital purposes, such financing will be pursuant to a revolving debt facility with terms and conditions similar to those contained in the Senior Note. In addition, Suiza may provide the Company with cash management services, pursuant to which Suiza will provide the Company with its daily cash requirements and the Company will transfer to Suiza all of its excess cash on a daily basis. All other financing of the Company by Suiza, including for acquisitions by the Company, will be made in exchange for securities of the Company in the following percentages: (i) 55% in indebtedness with economic terms similar to the Senior Note; (ii) 25% in indebtedness with economic terms similar to the Mezzanine Note; (iii) 16-2/3% in additional shares of Series A Preferred Stock or other Preferred Stock with economic terms similar to the Series A Preferred Stock; and (iv) 3-1/3% in shares of Common Stock. If on or about the third anniversary of the Closing, Suiza determines after reasonable inquiry that the Company is then able to receive third party financing on terms materially more favorable than those of the Senior Note and the Mezzanine Note, and Suiza does not match the terms of such third party financing, the Purchasers may require the Company to refinance in full all of its indebtedness to Suiza, whether pursuant to the Senior Note, the Mezzanine Note, or any additional financing contemplated by this paragraph 10E, with such third party financing.

    10F. LINE OF BUSINESS. The Company shall not enter any line of Business other than the Company Business except pursuant to acquisitions permitted by paragraph 10D.

    10G. AFFILIATE TRANSACTIONS. Suiza shall cause the Company not to enter into any transaction with an affiliate of the Company unless such transaction is on fair and reasonable terms, which are not less favorable to the Company than could be obtained in a comparable arms-length transaction with a non-affiliated person.

                                11.  DEFINITIONS.

    For the purposes of this Agreement, the following terms shall have the meanings set forth below:

    "AFFILIATE" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such person, or any relative or such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

    "APPROVED PLAN" means any written stock option, stock purchase or similar incentive plan approved by the Board of Directors, pursuant to which up to 5% of the Outstanding Common Stock would be available for issuances to officers and key employees of the Company.

    "BOARD OF DIRECTORS" means the board of directors of the Company.

    "BUSINESS DAY" means any day of the year on which banks in Dallas, Texas and New York, New York are open to the public for conducting all regular business and are not required to close.

    "BYLAWS" means the bylaws of the Company, as amended and in effect at the Closing.

    "CALL PRICE" means, for each Warrant (determined on the basis of the number of Warrant Shares into which it is then exercisable) which is to be purchased by Suiza pursuant to paragraphs 5B or 5C, the amount obtained by multiplying (i) the Call Share Value by (ii) the number of Warrant Shares into which such Warrant is then exercisable.

    "CALL SHARE VALUE" means the excess over the exercise price per Warrant Share of the Warrant of the product obtained by multiplying (i) 14 by (ii) the quotient obtained by dividing (a) the Net Income for the last full fiscal year immediately preceding the Call Notice or the Change in Control Notice, as the case may be, by (b) the Outstanding Common Stock as of the date of the Call Notice or the Change in Control Notice, as the case may be.

    "COMMON STOCK" means the Company's Common Stock, par value $0.001 per share.

    "COMPANY BUSINESS" means the business of manufacturing, distributing, marketing or selling of blow mold PET or high density polyethylene plastic containers.

    "ELIGIBLE PURCHASER" means a Purchaser holding at least 5% of the Outstanding Common Stock, and for purposes of determining whether the number of shares held by a Purchaser qualifies such Purchaser as a Eligible Purchaser, shall include shares held by Affiliates of such Purchaser.

    "EQUITY SECURITIES" means any capital stock or similar security, including without limitation, securities containing equity features (including dividend or liquidation preferences) and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

    "EXCESS CASH FLOW" means for any period, Net Income plus all non-cash expense items, minus (i) all scheduled payments of principal on the Senior Debt or any other indebtedness of the Company and (ii) all capital expenditures of the Company.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "MARKET VALUE PER SHARE" means, with respect to either Common Stock or Suiza Common Stock, as the case may be, the average closing price for such stock for the ten trading-day period ending on the Warrant Closing Date, or the date of the Purchase Notice, as the case may be, as reported in THE WALL STREET JOURNAL.

    "NET INCOME" for any period means the net income of the Company for such period, determined in accordance with generally accepted accounting principles and the provisions of paragraph 10A; PROVIDED, HOWEVER, that all extraordinary items will be excluded and only those management fees charged to the Company by Suiza for services actually rendered will be included.

    "OUTSTANDING COMMON STOCK" means all of the outstanding Common Stock, including in such outstanding Common Stock the Warrant Shares and all shares of Common Stock which could be acquired from the Company upon exercise or conversion of any outstanding options or other Equity Securities then exercisable or convertible into Common Stock.

    "PERMITTED TRANSFEREE" means any transferee of a Purchaser in a Permitted Transfer.

    "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

    "PREFERRED STOCK" means the Company's Preferred Stock, par value $0.001 per share.

    "PUT PRICE" means, for each Warrant (determined on the basis of the number of Warrant Shares into which it is then exercisable) which is to be purchased by Suiza pursuant to paragraph 5A, the product obtained by multiplying (i) the Put Share Value by (ii) the number of Warrant Shares into which such Warrant is then exercisable.

    "PUT SHARE VALUE" means the excess over the exercise price per Warrant Share of the Warrant of the product obtained by multiplying (i) 12 by (ii) the quotient obtained by dividing (a) the Net Income for the last full fiscal year immediately preceding the Put Notice by (a) the Outstanding Common Stock as of the date of the Put Notice.

    "QUALIFIED PUBLIC OFFERING" means (i) any underwritten offering by the Company of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act in which the aggregate cash proceeds to be received by the Company and selling shareholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $20,000,000, or (ii) any distribution or offering by Suiza of shares of Common Stock to the stockholders of Suiza, which distribution or offering is registered pursuant to the Securities Act or the Exchange Act, in which the aggregate Market Value Per Share of the Common Stock transferred to the stockholders of Suiza after such distribution or offering is at least $20,000,000.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

    "SERIES A PREFERRED STOCK" means the Company's Series A Redeemable Preferred Stock, $0.001 par value, more fully described in the Certificate of Designation.

    "SUBSIDIARY" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

    "SUIZA COMMON STOCK" means the common stock of Suiza, $0.01 par value.

                            12.  GENERAL PROVISIONS.

    12A. LEGENDS ON CERTIFICATES. During the term of this Agreement, each certificate representing shares of Common Stock will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS. A COPY OF THE STOCKHOLDERS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

The Company shall make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Agreement.

    12B. TERMINATION; AMENDMENT.

         (i) This Agreement may be terminated at any time prior to the Closing (a) with the written agreement of Suiza and the Purchasers or
    (b) upon the termination of the Purchase Agreement prior to the closing thereunder.

         (ii) This Agreement may be terminated at any time after the Closing (a) with the written agreement of Suiza and the holders of 66-2/3% or more of the Warrant Shares outstanding (assuming the exercise of all of the Warrants), or (b) upon the acquisition by a single Person of all of the Outstanding Common Stock.

         (iii) The provisions of parts 5 through 8 and part 10 of this Agreement shall terminate immediately prior to the closing of a Qualified Public Offering.

         (iv) In the event of a termination of this Agreement as provided in this paragraph 12B, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their Affiliates; PROVIDED, HOWEVER, that any such termination shall not relieve any party from liability for willful breach of this Agreement.

         (v) This Agreement may be amended only with the written agreement of Suiza and the holders of 66-2/3% or more of the Warrant Shares outstanding (assuming the exercise of all of the Warrants).

    12C. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

    If to the Company or Suiza, at Suiza Foods Corporation, 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219, Attention: Gregg L. Engles, Chairman, or at such other address or addresses as may have been furnished in writing by the Company or Suiza to the Purchasers, with a copy to Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention:
Alan J. Bogdanow.

    If to a Purchaser, at 1199 West Central Street, Franklin, Massachusetts 02038-0923, or at such other address or addresses as may have been furnished to the Company and Suiza in writing by such Purchaser, with a copy to Hutchins, Wheeler & Dittmar, a Professional Corporation, 101 Federal Street, Boston Massachusetts 02110, Attention: Charles W. Robins.

    12D. GOVERNING LAW. The construction, validity and interpretation of this Agreement and the related Senior Note, Mezzanine Note and Warrants will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    12E. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

    12F. REORGANIZATION. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of securities of the Company.

    12G. HEADINGS.   The headings of this Agreement are for convenience only
and do not constitute a part of this Agreement.

    12H. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    12I. BINDING EFFECT. Notwithstanding the transfer of Warrants or Warrant Shares to a Permitted Transferee, the rights and obligations of each Purchaser under this Agreement may not be assigned by such Purchaser to any Permitted Transferee without the written consent of the Company and Suiza.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                      COMPANY:

                                      FRANKLIN PLASTICS, INC.

                                      By:  /s/ Gregg L. Engles
                                           -------------------------------
                                           Gregg L. Engles,
                                           Chairman

                                      SUIZA:

                                      SUIZA FOODS CORPORATION

                                      By:  /s/ Gregg L. Engles
                                           -------------------------------
                                           Gregg L. Engles,
                                           Chairman

                                      PURCHASERS:

                                      /s/ Peter M. Bernon
                                      ------------------------------------
                                      Peter M. Bernon

                                      /s/ Alan J. Bernon
                                      ------------------------------------
                                      Alan J. Bernon